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Novell innerweb: Shareholder Services - Microsoft Internet Explorer

Address https://innerwebstage.novell.com/organizations/finance/shareholder_services/index_new.html

Novell innerweb

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Shareholder Services

- shareholder services home
- general information
- financial information
- stock options
- stock purchase
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Tender Offer (TO)

- Tender Offer Documents
- Election Form

General Information

- Guidelines for Trading
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Purchase shares at a discounted price through payroll deductions

- Memo regarding amended ESPP
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- Offering Period and Prices
- Forms
- Sell Shares(Outside U.S.)

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11:15 AM

Offer to Amend or Replace Options

John Doe
Workforce ID: **d0002**
Email Address: **jdoe@novell.com**

election form instructions

*Important: Read the remainder of this Election Form **before** completing and submitting your election. You must submit your completed Election Form electronically.*

The chart below provides information regarding the grant number for each Eligible Option, the grant date for that option indicated in the applicable stock option agreement, the number of shares subject to that option, the exercise price per share originally in effect for that option, the revised measurement date determined for that option for financial accounting purposes and the fair market value per share of Novell common stock on that date.

Indicate your decision to tender your Eligible Option(s) identified below by checking the "Amend This Eligible Option" box. Only the portion of your option that is subject to Section 409A of the Internal Revenue Code will be amended. If you do not want to tender one or more of your Eligible Options for amendment, check the "Do Not Amend This Eligible Option" box for each option you choose not to tender. If you do not clearly mark the "Amend This Eligible Option" box with respect to an Eligible Option, your election with respect to that option will default to "Do Not Amend This Eligible Option". In that event, such Eligible Option will not be amended, and you will not become entitled to the Cash Bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A (or similar state tax laws).

eligible options

grant number	indicated grant date	total number of shares subject to eligible option	original exercise price per share	revised measurement date	fair market value per share on revised measurement date	amend this eligible option	do not amend this eligible option
demo00020	Sep 10, 2001	1,875	$ 3.92	Oct 17, 2001	$ 3.94	◉	○
demo00021	May 13, 2002	1,417	$ 3.25	May 30, 2002	$ 3.51	○	◉

election to participate

To: Novell, Inc.

By checking the "Amend This Eligible Option" box in the table on the first page of this Election Form and clicking the Submit button below, I understand and agree to all of

Novell InnerWeb: Offer to Amend or Replace Options - Microsoft Internet Explorer

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subsidiaries and shall not interfere with the ability of my employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

14. For the exclusive purpose of implementing, administering and managing my participation in the Offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Novell and its subsidiaries. I understand that Novell and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Novell, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the Offer ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in my country or elsewhere, and that the recipient's country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local HR department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local HR department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local HR department representative.

15. Regardless of any action that Novell or a subsidiary of Novell takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the Offer ("Applicable Withholdings"), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Novell and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Novell and/or its subsidiaries. Finally, I agree to pay to Novell or its subsidiary any amount of Applicable Withholdings that Novell or its subsidiary may be required to withhold as a result of my participation in the Offer if Novell does not satisfy the Applicable Withholding through other means.

16. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

I understand that neither Novell nor Novell's Board of Directors is making any recommendation as to whether I should tender or refrain from tendering my Eligible Option(s) for amendment or replacement, and that I must make my own decision whether to tender my Eligible Option(s), taking into account my own personal circumstances and preferences. I understand that the Amended Option(s) or New Option(s) resulting from the amendment or replacement of my tendered Eligible Option(s) may decline in value and may be "out of the money" when I decide to exercise such option(s). I further understand that past and current market prices of Novell common stock may provide little or no basis for predicting what the market price of Novell common stock will be when Novell amends or replaces my tendered option(s) or at any other time in the future.

electronic signature of optionee

Submit

Your electronic signature is required in order to participate in this Offer. By clicking on the Submit button above, you are agreeing to the terms of the Election Form and to the use of an electronic signature which will make your election a binding agreement between the Company and you upon the terms and conditions of the Offer.

Email Address: **jdoe@novell.com**
Workforce ID: **d0002**

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subsidiaries and shall not interfere with the ability of my employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

14. For the exclusive purpose of implementing, administering and managing my participation in the Offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Novell and its subsidiaries. I understand that Novell and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Novell, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the Offer ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in my country or elsewhere, and that the recipient's country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local HR department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local HR department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local HR

Microsoft Internet Explorer

Please be aware that clicking OK constitutes your electronic signature for this election form. (AFTER CLICKING OK, NO ADDITIONAL ACTION IS REQUIRED FOR THIS ELECTION.) You may change your election to amend or replace options by returning to this web site and submitting a new Election Form prior to the expiration time of ____ Pacific Daylight Time, ________, 2007.

[OK] [Cancel]

...ax or other tax-related ...s and remains my sole ...from my wages or other cash ...thholdings that Novell or its ...ng through other means.

... or refrain from tendering my Eligible Option(s) for amendment or replacement, and that I must make my own decision whether to tender my Eligible Option(s), taking into account my own personal circumstances and preferences. I understand that the Amended Option(s) or New Option(s) resulting from the amendment or replacement of my tendered Eligible Option(s) may decline in value and may be "out of the money" when I decide to exercise such option(s). I further understand that past and current market prices of Novell common stock may provide little or no basis for predicting what the market price of Novell common stock will be when Novell amends or replaces my tendered option(s) or at any other time in the future.

electronic signature of optionee

[Submit]

Your electronic signature is required in order to participate in this Offer. By clicking on the Submit button above, you are agreeing to the terms of the Election Form and to the use of an electronic signature which will make your election a binding agreement between the Company and you upon the terms and conditions of the Offer.

Email Address: **jdoe@novell.com**
Workforce ID: **d0002**

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Novell InnerWeb: Offer to Amend or Replace Options - Microsoft Internet Explorer

Address: https://innerwebstage.novell.com/organizations/finance/shareholder_services/projectfuture/app/index.jsp?demo=2

Novell innerweb

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SEARCH | EMPLOYEE FIND

shareholder services main

Offer to Amend or Replace Options

John Doe
Workforce ID: **d0002**
Email Address: **jdoe@novell.com**

To print a copy of this form for your records, click here and a new browser window will be launched containing a printable format.

Election Date: **June 26, 2007 4:12 PM MDT**

election form instructions

*Important: Read the remainder of this Election Form **before** completing and submitting your election. You must submit your completed Election Form electronically.*

The chart below provides information regarding the grant number for each Eligible Option, the grant date for that option indicated in the applicable stock option agreement, the number of shares subject to that option, the exercise price per share originally in effect for that option, the revised measurement date determined for that option for financial accounting purposes and the fair market value per share of Novell common stock on that date.

Indicate your decision to tender your Eligible Option(s) identified below by checking the "Amend This Eligible Option" box. Only the portion of your option that is subject to Section 409A of the Internal Revenue Code will be amended. If you do not want to tender one or more of your Eligible Options for amendment, check the "Do Not Amend This Eligible Option" box for each option you choose not to tender. If you do not clearly mark the "Amend This Eligible Option" box with respect to an Eligible Option, your election with respect to that option will default to "Do Not Amend This Eligible Option". In that event, such Eligible Option will not be amended, and you will not become entitled to the Cash Bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A (or similar state tax laws).

submitted elections

The following table lists the results of the election form submitted at the above listed date/time:

grant number	indicated grant date	total number of shares subject eligible to option	original exercise price per share	revised measurement date	fair market value per share on revised measurement date	elect to amend this eligible option
demo00020	Sep 10, 2001	1,875	$ 3.92	Oct 17, 2001	$ 3.94	yes
demo00021	May 13, 2002	1,417	$ 3.25	May 30, 2002	$ 3.51	no

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